________________________________________________________________________________________________________________________________________________________________________
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 27, 2014

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation)	001-12298 (Regency Centers Corporation)	59-3191743 (Regency Centers Corporation)
Delaware (Regency Centers, L.P.)	0-24763 (Regency Centers, L.P.)	59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One Independent Drive, Suite 114 Jacksonville, Florida		32202
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number including area code: (904)-598-7000

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
__________________________________________________________________________________________________________________________________________________________________________

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

On June 27, 2014, Regency Centers, L.P. (the “Operating Partnership”), as Borrower, and Regency Centers Corporation (the “Company”), as Guarantor, amended its existing term loan facility (the “Term Facility”) to (i) increase the Term Facility to $165 million with the right by Regency to request an additional increase in the Term Facility to $350 million, (ii) modify the interest rate to LIBOR plus a ratings based margin of 1.15% per annum, subject to adjustment from time to time based on changes to the Company’s corporate credit ratings, (iii) add a fee of 0.20% per annum on any remaining delayed draw commitment; (iv) restate certain definitions including “Capitalization Rate” which now means 6.75%, and (v) extend the term of the Term Facility to June 27, 2019.

On June 27, 2014, the Operating Partnership, as Borrower, and the Company, as Guarantor, amended its existing unsecured revolving credit facility (the “Revolving Facility”) to restate certain definitions including “Capitalization Rate” which now means 6.75%. The Revolving Facility expires in September 2016. The Company has one, one-year extension option.

On July 1, 2014, the Company issued a press release, which is attached as Exhibit 99.1, announcing the amendment to the Term Facility.

Item 9.01 Financial Statements and Exhibits
(d) Exhibits

Exhibit 99.1	Press release dated July 1, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 1, 2014	REGENCY CENTERS CORPORATION
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer
Date: July 1, 2014	REGENCY CENTERS, L.P.
By: Regency Centers Corporation, its general partner
	By:	/s/ J. Christian Leavitt J. Christian Leavitt, Senior Vice President and Treasurer